AMENDMENT OF REGISTRATION RIGHTS AND LOCK-UP AGREEMENT


         This Amendment of Registration Rights and Lock-up Agreement (the "Amendment") is entered into effective April 30, 2004, between MICROFIELD GROUP, INC., an Oregon corporation (the "Company"), and CHRISTENSON GROUP LLC, an Oregon limited liability company ("Christenson Group").

                                    RECITALS

         A. The Company, Christenson Group and various other Holders of the Company's common stock entered into that certain Registration Rights and Lock-Up Agreement dated September 15, 2003 (the "Lock-Up Agreement"). Section 10 of the Lock-Up Agreement imposes various restrictions on the sale, pledge, option or similar transfer of the Registrable Securities owned by such Holders.

         B. Christenson Group has requested that the transfer restrictions applicable to it as set forth in Section 10.1 of the Lock-Up Agreement be modified or waived in certain respects in order to facilitate certain proposed financing transactions.

         C. Section 11.1 of the Lock-Up Agreement provides that the provisions of the Lock-Up Agreement may be amended or waived with the prior written consent of the Company and the holders of a majority of the Registrable Securities.

         D. Capitalized terms used in this Amendment that are not defined herein have the meanings assigned to those terms in the Lock-Up Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the parties to this Amendment agree as follows:

         1.       WAIVER AND MODIFICATION OF RESTRICTIONS. The terms of Section
10.1 of the Lock-Up Agreement are hereby modified as to Christenson Group as follows: Notwithstanding contrary provisions set forth in Section 10.1, Christenson Group may pledge its Registrable Securities if the pledgee and any subsequent transferee agrees to be bound by the terms and conditions of the Lock-Up Agreement. Christenson Group may also, during the 12-month lock-up period, grant an option to purchase its Registrable Securities, provided that any such option may not be exercisable until the expiration of the 12-month lock-up period. Once any such pledged shares are released as collateral or assigned pursuant to Section 8 of the Lock-Up Agreement, they will become subject to all the rights, obligations and restrictions set forth in this Agreement.

         2. CONSENT OF OTHER HOLDERS. This Amendment shall be effective when signed by Holders of a majority of the Registrable Securities.

         3. OTHER TERMS UNCHANGED. Except as expressly modified or amended by this Amendment, all of the terms and conditions of the Lock-Up Agreement remain in full force and effect.






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         4.       EXECUTION. This Amendment may be executed in two or more
counterparts (including by means of signature pages sent by facsimile), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same document.

MICROFIELD GROUP, INC.                       CHRISTENSON GROUP LLC
                                             By: JMW Capital Partners, Inc., its
                                                 Manager

By: /s/ WILLIAM C. MCCORMICK                 By: /s/ ROBERT JESENIK
   -----------------------------------          --------------------------------
   William C. McCormick, CEO                    Robert Jesenik, CEO

HOLDERS:

/s/ STEVEN M. WRIGHT
--------------------------------------
Steven M. Wright

/s/ R. PATRICK HANLIN
--------------------------------------
R. Patrick Hanlin

/s/ MICHAEL STANSELL
--------------------------------------
Michael Stansell

/s/ ROBERT JESENIK
--------------------------------------
Robert Jesenik

/s/ KURT A. UNDERWOOD
--------------------------------------
Kurt A. Underwood



JMW-MICG HOLDINGS, LLC
By: JMW Capital Partners, Inc., its Manager

By: /s/ ROBERT JESENIK
   -----------------------------------
   Robert Jesenik, CEO



TSI TELECOMMUNICATION SERVICES INC.

By:
   -----------------------------------
Its:
    ----------------------------------






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